Exhibit 99.1
Center Bancorp, Inc., Reports Second Quarter Earnings

    UNION, N.J.--(BUSINESS WIRE)--July 24, 2003--Center Bancorp Inc. (NASDAQ:CNBC) parent company to Union Center National Bank of Union, New Jersey, today reported earnings results for the second quarter ended June 30, 2003.
    Net income for the second quarter of 2003 amounted to $1,507,000 or $.18 per fully diluted share, a decrease of 27.8% or $580,000 from the $2,087,000 or $.25 per fully diluted share earned for the comparable quarter of the previous year. Basic earnings per share were $.18, a decrease of 28% from $.25 earned in the second quarter of 2002.
    The Corporation's earnings results for the second quarter of 2003 reflected a decline in revenue impacted by interest rates, which reached historical lows during the second quarter of 2003, impacting net interest margins. The sustained nature of these low interest rate levels has diminished revenue growth due to a continued compression of yield on earning assets. The Corporation was in an asset sensitive position, which negatively impacted returns on earning-assets for both the current quarter and six months ended June 30, 2003.
    Total interest income, on a tax-equivalent basis, for the second quarter of 2003, decreased $935,000 or 9.02%, over the comparable 2002 period. Total interest expense decreased by $404,000 over the same period.
    The positive earning asset growth in both the loan and the investment securities portfolios reduced the effects of the decline in yield earned on those assets. During the second quarter of 2003, the loan portfolio increased on average $26.9 million, an increase of 12.1% from the comparable period in 2002. Despite the slowdown experienced in the economy, loan demand continues to remain steady, fueled by the branch network expansion, higher visibility in new markets, and a continued enhancement of product lines to meet market demands and aggressive promotion of a teaser rate Home Equity Loan product.
    While asset quality continues to remain high, additional provisions of approximately $79,000 were made to the allowance for loan losses in the second quarter, $159,000 year-to date, to maintain adequate loan loss reserves in relationship with loan portfolio growth.
    The Corporation's investment securities portfolio increased on average $114.5 million (up 25.4% over the comparable prior year quarter). The increased securities portfolio largely reflects recent execution of the Corporation's investment strategies in response to the growth in average funding sources. The resultant yield on the investment portfolio was adversely affected by the heightened levels of repayments on mortgage related securities.
    Average funding sources grew $141.0 million or 20% for the three month period ended June 30, 2003 as compared with the comparable 2002 period. Interest-bearing deposits increased $29.2 million on average during the second quarter of 2003, as compared to the second quarter in 2002. Total non-interest bearing core deposits increased $8.1 million on average in the second quarter of 2003 in comparison to the comparable quarter in 2002 and continue to be a low-cost source of funding. At June 30, 2003, this source of funding amounted to $122.4 million or 14.9% of total funding sources and 21.1% of total deposits. Borrowings comprised of securities sold under agreements to repurchase and advances from the Federal Home Loan Bank of New York increased $103.8 million on average during the second quarter of 2003, as compared with the second quarter of 2002.
    Net interest margins continued to come under pressure from the prevailing low interest rate environment during the second quarter of 2003, contracting 95 basis points for the period as compared with the same quarter in 2002. The continued compression of net interest margins is a result of the effects of falling interest rates, increased prepayments on mortgage related earning-assets and its effects on the asset sensitivity maintained in the balance sheet coupled with low replacements yields on shorter duration additions the earning-asset portfolio. The net interest spread decreased 80 basis points in the second quarter of 2003 to 2.78% from 3.58% for the comparable quarter in 2002 and decreased 29 basis points compared to the first quarter of 2003. For the three months ended June 30, 2003 the net interest margin (net interest income as a percentage of earning assets), decreased 95 basis points to 3.05% from 4.00% for the comparable quarter in 2002; and decreased 30 basis points from 3.35% in the first quarter of 2003.
    Other non-interest income, exclusive of gains on securities sold (which decreased $50,000), increased $55,000 or 8.08% for the second quarter compared with the comparable quarter in 2002. The increased revenue was primarily driven by the increase in service charges, commissions and fees and other fee income, the latter of which is primarily comprised of fees related to the issuance of letters of credit. Operating overhead increased 9.4% for the second quarter over the comparable period last year and was primarily related to increased staffing expense and increased premise expense.
    Total assets at June 30, 2003, were $883.0 million, an increase of 19.1% from assets of $741.3 million at June 30, 2002. The annualized return on average assets for the second quarter ended June 30, 2003, decreased to .69% as compared with 1.15% for the second quarter of 2002.
    The total Tier 1 capital ratio was 6.79% at June 30, 2003, as compared to 7.52% for the comparable quarter in 2002. Total Tier I capital amounted to approximately $59.2 million, and includes $10.0 million in Trust Preferred Securities issued on December 18, 2001. Book value per common share was $6.61 as compared with $5.80 a year ago. Tangible book value per common share increased to $6.31 from $5.56 a year ago. Annualized return on average stockholders' equity for the second quarter ended June 30, 2003 was 11.4% compared to 17.7% for the comparable quarter in 2002.
    Center Bancorp Inc., through its wholly owned subsidiary, Union Center National Bank, Union, New Jersey operates thirteen banking locations. Banking centers that are located in Union Township (6 locations), Berkeley Heights, Madison, Millburn/Vauxhall, Morristown (2 locations), Springfield, and Summit New Jersey. The Bank also operates remote ATM locations in the Union New Jersey Transit train station and in Union Hospital in Union. Union Center National Bank is the largest commercial Bank headquartered in Union County chartered in 1923, and is a full service banking company.
    For further information regarding Center Bancorp Inc., call 800-862-3683. For information regarding Union Center National Bank visit our web site at http://www.centerbancorp.com.

    All non-historical statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include expressions about management's views regarding future performance. These statements may use such forward-looking terminology as "expect", "look", "believe', "plan", "anticipate", "may", "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers and structure, including those relating to the deregulation of the financial services industry. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.




                         CENTER BANCORP, INC.
                   FINANCIAL HIGHLIGHTS (UNAUDITED)

                       For the 3 Months Ended   For the 6 Months Ended
                       ----------------------  -----------------------
                          6/30/03     6/30/02     6/30/03     6/30/02

Net Income             $1,507,000  $2,087,000  $3,193,000  $4,122,000

Earning per Share

Basic                  $     0.18  $     0.25  $     0.38  $     0.49
Diluted                $     0.18  $     0.25  $     0.37  $     0.49

Weighted Average
 Shares Outstanding

Basic                   8,465,762   8,395,686   8,453,192   8,371,008
Diluted                 8,554,098   8,462,380   8,541,942   8,438,920

    All common share and per common share amounts have been restated to reflect the 2-for-1 common stock split distributed on June 2, 2003.


Center Bancorp, Inc.
Consolidated Statements of Condition           June 30,   December 31,
                                                 2003         2002
(Dollars in thousands)                        (unaudited)
----------------------------------------------------------------------
Assets:
Cash and due from banks                          $24,082      $19,728
Federal funds sold                                     -       41,000
----------------------------------------------------------------------
Total cash and cash equivalents                   24,082       60,728
Investment securities held to maturity           194,523      221,143
(approximate market value of  $202,712 in 2003
 and $225,591 in 2002)
Investment securities available-for-sale         361,628      198,754
----------------------------------------------------------------------
Total investment securities                      556,151      419,897
----------------------------------------------------------------------
Loans, net of unearned income                    268,260      227,537
Less - Allowance for loan losses                   2,655        2,343
----------------------------------------------------------------------
Net loans                                        265,605      225,194
----------------------------------------------------------------------
Premises and equipment, net                       13,697       12,566
Accrued interest receivable                        4,752        4,935
Bank owned separate account life insurance        14,502       13,753
Other assets                                       2,133        2,090
Goodwill                                           2,091        2,091
----------------------------------------------------------------------
Total assets                                    $883,013     $741,254
----------------------------------------------------------------------
Liabilities
Deposits:
Non-interest bearing                            $122,429     $112,543
Interest bearing:
Certificates of deposit $100,000 and over         55,486       39,510
Savings and time deposits                        403,036      393,950
----------------------------------------------------------------------
Total deposits                                   580,951      546,003
----------------------------------------------------------------------
Federal funds purchased and securities sold
 under agreements to repurchase
Federal Home Loan Bank advances                  125,000       60,000
Corporation - obligated mandatorily redeemable
 trust preferred securities of subsidiary        104,526       70,014
 trust holding solely junior subordinated
 debentures of Corporation                        10,000       10,000
Accounts payable and accrued liabilities           6,544        6,414
----------------------------------------------------------------------
Total liabilities                                827,021      692,431
----------------------------------------------------------------------
Stockholders' equity
Preferred Stock, no par value, authorized
 5,000,000 shares;  None Issued                        0            0
Common stock, no par value:
Authorized 20,000,000 shares; issued 9,515,713
 and 9,482,704
shares in 2003 and 2002, respectively
Additional paid in capital                         4,616        4,348
Retained earnings                                 31,573       27,412
----------------------------------------------------------------------
Treasury stock at cost (1,042,068 and
 1,066,924 shares in 2003 and 2002,
 respectively)                                    (4,110)      (3,870)
Restricted stock                                     (14)         (28)
Accumulated other comprehensive income             4,715        2,146
----------------------------------------------------------------------
Total stockholders' equity                        55,992       48,823
----------------------------------------------------------------------
Total liabilities and stockholders' equity      $883,013     $741,254
----------------------------------------------------------------------

    All common stock share and per common share amounts have been restated to reflect the 2-for-1 common stock split declared on April 15, 2003, issued June 2, 2003 to common stockholders of record May 19, 2003.
    See Accompanying Notes to Consolidated Financial Statements


Center Bancorp, Inc.
Consolidated Statements of Income
(unaudited)
                              Three Months Ended     Six Months Ended
                                  June 30,              June 30,
(Dollars in thousands,
 except per share data)        2003       2002       2003       2002
----------------------------------------------------------------------
Interest income:
Interest and fees on loans    $3,522     $3,756     $7,108     $7,429
Interest and dividends on
 investment securities:
Taxable interest income        4,874      6,371     10,419     12,923
Nontaxable interest income       680        150        987        301
Interest on Federal funds
 sold and securities
purchased under agreement
 to resell                                    7                     9
----------------------------------------------------------------------
Total interest income          9,076     10,284     18,514     20,662
----------------------------------------------------------------------
Interest expense:
Interest on certificates
 of deposit $100,000 or
 more                             86        115        238        289
Interest on other deposits     1,666      2,165      3,463      4,356
Interest on short-term
 borrowings                    1,455      1,331      2,741      2,643
----------------------------------------------------------------------
Total interest expense         3,207      3,611      6,442      7,288
----------------------------------------------------------------------
Net interest income            5,869      6,673     12,072     13,374
Provision for loan losses         79         90        159        180
----------------------------------------------------------------------
Net interest income after
 provision for loan losses     5,790      6,583     11,913     13,194
----------------------------------------------------------------------
Other income:
Service charges,
 commissions and fees            421        395        838        774
Other income                     136         95        247        165
BOLI                             179        191        359        371
Gain on securities sold            6         56        237        242
----------------------------------------------------------------------
Total other income               742        737      1,681      1,552
----------------------------------------------------------------------
Other expense:
Salaries and employee
 benefits                      2,676      2,282      5,327      4,582
Occupancy expense, net           444        382        972        838
Premises and equipment
 expense                         447        395        894        784
Stationery and printing
 expense                         131        148        305        304
Marketing and advertising        112        163        289        356
Other expenses                   803        847      1,559      1,808
----------------------------------------------------------------------
Total other expense            4,613      4,217      9,346      8,672
----------------------------------------------------------------------
Income before income tax
 expense                       1,919      3,103      4,248      6,074
Income tax expense               412      1,016      1,055      1,952
----------------------------------------------------------------------
Net income                    $1,507     $2,087     $3,193     $4,122
----------------------------------------------------------------------
Earnings per share
Basic                          $0.18      $0.25      $0.38      $0.49
Diluted                        $0.18      $0.25      $0.37      $0.49
----------------------------------------------------------------------
Average weighted common
 shares outstanding
Basic                      8,465,762  8,395,686  8,453,192  8,371,008
Diluted                    8,544,098  8,462,380  8,541,942  8,438,920
----------------------------------------------------------------------

    All common share and per common share amounts have been adjusted to reflect the 2-for-1 common split declared April 15, 2003 and issued June 2, 2003 to common stockholders of record May 19, 2003.
    See Accompanying Notes to Consolidated Financial Statements


Average Balance Sheet with
 Interest and Average Rates
                                        Six Months
                                   Period Ended June 30,
                              2003                       2002
----------------------------------------------------------------------
(tax equivalent            Interest Average           Interest Average
 basis, dollars   Average   Income/  Yield/  Average   Income/  Yield/
 in thousands)    Balance   Expense  Rate    Balance   Expense  Rate
----------------------------------------------------------------------
Assets
Interest-earning
 assets:
Investment
 securities:(1)
Taxable          $500,617  $10,419    4.16% $441,898  $12,923    5.85%
Non-taxable        48,778     1495    6.13%   13,071      456    6.98%
Federal funds
 sold and
 securities
purchased under
 agreement to
 resell                 0        0       0       999        9    1.80%
Loans, net of
 unearned income
 (2)              242,445    7,108    5.86%  217,984    7,429    6.82%
----------------------------------------------------------------------
Total interest-
 earning assets  $791,840  $19,022    4.80%  673,952   20,817    6.18%
----------------------------------------------------------------------
Non-interest
 earning assets
Cash and due
 from banks        21,907                     18,387
BOLI               14,301                     13,545
Other assets       26,756                     23,201
Allowance for
 possible loan
 losses            (2,571)                     (2,260)
----------------------------------------------------------------------
Total non-
 interest
 earning assets    60,393                     52,873
----------------------------------------------------------------------
Total assets     $852,233                   $726,825
----------------------------------------------------------------------
Liabilities and
 stockholders'
 equity
Interest-bearing
 liabilities:
Money Market
 deposits         $95,351      570    1.20% $100,080      980    1.96%
Savings deposits  156,450    1,039    1.33%  156,504    1,926    2.46%
Time deposits     143,884    1,867    2.60%  101,553    1,326    2.61%
Other interest
 bearing
 deposits          69,835      225    0.64%   67,047      413    1.23%
Borrowings        201,477    2,494    2.48%  130,497    2,363    3.62%
Trust Preferred    10,000      247    4.94%   10,000      280    5.60%
----------------------------------------------------------------------
Total interest-
 bearing
 liabilities      676,997    6,442    1.90%  565,861    7,288    2.58%
----------------------------------------------------------------------
Noninterest-
 bearing
 liabilities:
Demand deposits   117,322                    108,047
Other
 noninterest-
 bearing
 deposits             468                        511
Other
 liabilities        5,251                      5,817
----------------------------------------------------------------------
Total
 noninterest-
 bearing
 liabilities      123,041                    114,375
----------------------------------------------------------------------
Stockholders'
 equity            52,195                     46,769
----------------------------------------------------------------------
Total
 liabilities and
 stockholders'
 equity          $852,233                   $726,825
----------------------------------------------------------------------
Net interest
 income (tax-
 equivalent
 basis)                    $12,580                    $13,529
Net Interest
 Spread                               2.90%                      3.60%
----------------------------------------------------------------------
Net interest
 income as
 percent
 of earning-
 assets                               3.18%                      4.01%
----------------------------------------------------------------------
Tax equivalent
 adjustment (3)               (508)                       (155)
----------------------------------------------------------------------
Net interest
 income                    $12,072                    $13,374
----------------------------------------------------------------------

    (1)Average balances for available-for- sale securities are based on amortized cost

    (2)Average balances for loans include loans on non- accrual status

    (3)The tax-equivalent adjustment was computed based on a statutory Federal income tax rate of 34 percent

Average Balance Sheet with
 Interest and Average Rates


                                    Three Month
                                 Period Ended June 30,
                            2003                       2002
----------------------------------------------------------------------
(tax equivalent          Interest Average           Interest Average
 basis, dollars Average   Income/  Yield/  Average   Income/  Yield/
 in thousands)  Balance   Expense  Rate    Balance   Expense  Rate
----------------------------------------------------------------------
Assets
Interest-earning
 assets:
Investment
 securities:(1)
Taxable          $495,838   $4,874    3.93% $437,444   $6,371    5.83%
Non-taxable        69,097    1,030    5.96%   13,020      227    6.97%
Federal funds
 sold and
 securities
 purchased under
 agreement to
 resell                 0        0       0     1,352        7    2.07%
Loans, net of
 unearned income
 (2)              249,340    3,522    5.65%  222,389    3,756    6.76%
----------------------------------------------------------------------
Total interest-
 earning assets  $814,275   $9,426    4.63%  674,205   10,361    6.15%
----------------------------------------------------------------------
Non-interest
 earning assets
Cash and due
 from banks        20,930                     18,856
BOLI               14,395                     13,641
Other assets       27,338                     23,825
Allowance for
 possible loan
 losses            (2,609)                    (2,296)
----------------------------------------------------------------------
Total non-
 interest
 earning assets    60,054                     54,026
----------------------------------------------------------------------
Total assets     $874,329                   $728,231
----------------------------------------------------------------------
Liabilities and
 stockholders'
 equity
Interest-bearing
 liabilities:
Money Market
 deposits         $90,331      264    1.17%  $91,934      456    1.98%
Savings deposits  157,419      519    1.32%  157,634    1,053    2.67%
Time deposits     133,797      872    2.61%  102,764      574    2.23%
Other interest
 bearing
 deposits          67,461       97    0.58%   67,446      197    1.17%
Borrowings        235,974    1,333    2.26%  132,198    1,188    3.59%
Trust Preferred    10,000      122    4.88%   10,000      143    5.60%
Total interest-
 bearing
 liabilities      694,982    3,207    1.85%  561,976    3,611    2.57%
----------------------------------------------------------------------
Noninterest-
 bearing
 liabilities:
Demand deposits   120,611                    112,506
Other
 noninterest-
 bearing
 deposits             453                        509
Other
 liabilities        5,369                      5,971
----------------------------------------------------------------------
Total
 noninterest-
 bearing
 liabilities      126,433                    118,986
Stockholders'
 equity            52,914                     47,269
----------------------------------------------------------------------
Total
 liabilities and
 stockholders'
 equity          $874,329                   $728,231
----------------------------------------------------------------------
Net interest
 income (tax-
 equivalent
 basis)                     $6,219                     $6,750
Net Interest
 Spread                               2.78%                      3.58%
----------------------------------------------------------------------
Net interest
 income as
 percent
 of earning-
 assets                               3.05%                      4.00%
----------------------------------------------------------------------
Tax equivalent
 adjustment (3)               (350)                       (77)
Net interest
 income                     $5,869                     $6,673
----------------------------------------------------------------------

    (1)Average balances for available-for- sale securities are based on amortized cost

    (2)Average balances for loans include loans on non- accrual status

    (3)The tax-equivalent adjustment was computed based on a statutory Federal income tax rate of 34 percent

    CONTACT: Center Bancorp Inc.
             Anthony C. Weagley, 908/688-9500